Exhibit 10.2

Surrender Note

This Surrender Note (as amended, modified, supplemented or restated from time to time, the “Note”), dated as of April 1, 2015, is executed and delivered by HAMPSHIRE GROUP, LIMITED, a Delaware limited partnership (“Payor”), having an address at 114 West 41st Street, New York, New York 10036, and is payable to the order of KLAUS KRESTMANN, not individually, but as Court-Approved Receiver for the 114 West 41st Street, a/k/a 119 West 40th Street, New York, New York (“Payee”), with an office c/o Herrick Feinstein, LLP, 2 Park Avenue, New York, New York 10016, Attn: Alan Kaplan, Esq.. Payor hereby promises and agrees to pay to Payee, irrevocably and without setoff or counterclaim of any kind, the principal sum of THREE MILLION ONE HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($3,150,000.00) (the “Principal Sum”), payable as follows: (a) thirty-six (36) equal monthly payments of principal and interest in the amount of $55,555.56, which monthly payments shall be made on or before January 1, 2017 and the first day of each month thereafter through and including December 1, 2019; (b) FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) on or before July 1, 2020 and; (c) SIX HUNDRED FIFTY THOUSAND DOLLARS ($650,000.00) on or before October 1, 2020, the unpaid balance of the Principal Sum which shall include all accrued and unpaid interest thereon, unless due and payable earlier in accordance with the terms of Section 6 hereof, shall be due and payable in full on October 1, 2020.

1.            Prepayments. The Payor may prepay the outstanding Principal Sum, in whole or in part, at any time.

2.            Default Interest. Upon the occurrence and during the continuance of an Event of Default (as hereinafter defined), interest on the unpaid Principal Sum shall accrue at the per annum rate of ten percent (10%).

3.            Representations and Warranties. Payor makes the following representations and warranties to Payee:

(A)     the execution, delivery and performance by Payor of this Note and the consummation of the transactions contemplated to occur hereunder do not and will not violate or conflict with (i) Payor’s organizational documents, operating agreement, articles or certificate of incorporation or by-laws, as applicable, (ii) any law, rule, regulation, judgment or order binding on Payor or (iii) any agreement or instrument to which Payor is a party or which may be binding on the Payor or its assets;

(B)     no authorization, consent, approval, license, exemption of or filing or registration with, any court or government or governmental agency is or will be necessary to the valid execution, delivery or performance by Payor of this Note; and

(C)     no Event of Default (as hereinafter defined) has occurred and is continuing.

4.            Covenants. Until all obligations, liabilities and indebtedness arising under or relating to this Note shall have been irrevocably paid and satisfied in full in cash, Payor shall promptly notify Payee of the occurrence of any Event of Default, any event which, with the passage of time, the giving of notice, or both, is reasonably likely to become an Event of Default, or any event which is reasonably likely to have a material adverse effect on the Payor, its business, operations, properties or financial or other condition.

5.            Events of Default. Each of the following shall constitute an “Event of Default” under this Note:

(A)     Payor shall fail to pay on the date when due any installment of the Principal Sum or interest on this Note;

(B)     Any representation or warranty made by Payor in this Note shall be false or misleading in any material respect when made;

(C)     Payor shall fail to observe or perform any covenant or agreement contained in Section 4 of this Note;

(D)     There shall be continuing any default beyond applicable cure period under that Lease dated as of October 24, 2007, as amended by that certain letter agreement dated as of October 24, 2007 and that certain Amendment of Lease dated as of the date hereof between Payee, as landlord, and Payor, as tenant (the “Lease”), or a default shall be continuing beyond applicable cure period under any document, instrument or agreement executed or delivered by Payor in connection with this Note; or

(E)     The Payor shall become insolvent, or admit in writing its inability, or is unable, to pay its debts as they mature, or is adjudicated a bankrupt or insolvent; or the Payor applies for, consents to, or acquiesces in the appointment of, a trustee or receiver for itself, or any of its property, or makes a general assignment for the benefit of creditors; or in the absence of such application, consent or acquiescence, a trustee or receiver is appointed for the Payor for a substantial part of its property, and is not discharged within sixty (60) days; or any bankruptcy, debt arrangement, or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against the Payor and is consented to or acquiesced in by the Payor or remains for sixty (60) days undismissed, or a receiver, liquidator, custodian, trustee or similar official or fiduciary shall be appointed for the Payor or for any of its property.

6.            Acceleration. Upon the occurrence and during the continuation of an Event of Default, Payee, in its sole and absolute discretion, may declare all obligations, liabilities and indebtedness under this Note to be due and payable, in which case the unpaid balance of the Principal Sum, and all accrued and unpaid interest thereon, shall be immediately due and payable in full, without notice, protest or demand of any kind.

7.            Costs, Fees and Expenses. Payor shall be liable to pay or reimburse Payee, upon Payee’s demand, for all reasonable fees and out-of-pocket costs and expenses incurred by Payee (including without limitation the reasonable fees and disbursements of attorneys and other professionals engaged by Payee) in connection with the enforcement by Payee of its rights in any action, suit or proceeding commenced hereunder or under applicable law, to the extent Payee is the prevailing party in any such action, suit or proceeding.

8.        Modification. This Note shall be binding on Payor, and its successors and assigns, and shall inure to the benefit of Payee, and its successors and assigns. This Note is payable to Payee in lawful money of the United States in immediately available funds. No amendment, modification or waiver of any provision of this Note shall be effective unless it is in writing and signed by Payor and consented to in writing by Payee.

9.        Notice. Unless otherwise indicated, all notices and other communications in connection with this Note shall be delivered in accordance with the Lease.

10.     Waiver. Payee shall not be deemed to have waived any of its rights hereunder or under any other agreement, instrument or paper signed by Payor unless such waiver is in writing and signed by Payee. No delay or omission on the part of Payee in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

11.      Jurisdiction. For purposes of any action, suit or proceeding in connection with this Note, Payor hereby irrevocably submits to the jurisdiction of courts of the County of New York and of the United States District Court for the Southern District of New York and irrevocably agrees that any such action, suit or proceeding may be brought by Payee in any such state or federal court and that service of process may be made upon Payor by mailing a copy of the summons to Payor, by registered or certified mail, at Payor’s address specified for the giving of notices to Payor hereunder. Nothing herein shall affect the right of Payee to commence legal proceedings or otherwise proceed against Payor in any other jurisdiction or to serve process in any manner permitted by applicable law. In any such action, suit or proceeding Payor and Payee (by its acceptance of this Note) mutually waive trial by jury, and Payor waives any objection that any such state or federal court is an inconvenient forum.

12.      Enforcement. Payor waives any requirement of presentment, protest, notice of dishonor or further notice of any kind in connection with the enforcement of this Note.

13.      Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made to be performed entirely within such state, without reference to choice or conflict of laws rules that would otherwise apply.

14.      Severability. The provisions of this Note are to be deemed severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

15.      Entire Agreement. This Note, together with any documents referenced herein constitute the entire understanding of the parties hereto regarding the subject matter hereof.

[Signature Page Follows]

Agreed To and Accepted: HAMPSHIRE GROUP, LIMITED By: /s/ John D. Price Name: John D. Price Title: COO

Agreed To and Accepted: KLAUS KRETSCHMANN, not individually, but as Court-Appointed Receiver for the Building By: /s/ Klaus Kretschmann Name: Klaus Kretschmann Title: Court Appointed Receiver